Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Housing and Land Development Inc.

We hereby consent to use, in the Registration Statement on Form S-1 Amendment No. 7, of our report dated March 26, 2007 with respect to our audit of accompanying consolidated statements of income, shareholders equity, and cash flows of China Housing and Land Development Inc. and Subsidiaries for the year ended December 31, 2006, and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
July 30, 2009

July 30, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Gentlemen:

We have read item Changes in and Disagreements with Accountants on Accounting and Financial Disclosure of Form S-1 Amendment No.7 dated July 30, 2009 of China Housing & Land Development, Inc. and are in agreement with the statements that pertain to Moore Stephens Wurth Frazer and Torbet, LLP.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California